Exhibit 4.3
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
     This Amendment No. 1 to Registration Rights Agreement (this “Amendment”) dated as of April 23, 2009 is entered into by and between Santarus, Inc., a Delaware corporation (the “Company”) and Cosmo Technologies Limited, an Irish corporation (the “Investor”). Capitalized terms used and not otherwise defined herein that are defined in this Amendment shall have the meanings given such terms in the Original Agreement (as defined below).
RECITALS
     WHEREAS, the Company and the Investor entered into that certain Stock Issuance Agreement dated as of December 10, 2008 (the “Issuance Agreement”), pursuant to which the Company agreed to issue to the Investor (a) at the Initial Closing, six million (6,000,000) shares (the “Initial Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) and (b) at the election of the Investor, at each Milestone Closing, the number of shares of Common Stock (in each case, the “Milestone Shares” and, together with the Initial Shares, the “Shares”) equal to the Milestone Payment then due as calculated in accordance with the Issuance Agreement;
     WHEREAS, the Company and the Investor entered into that certain Registration Rights Agreement dated as of December 10, 2008 (the “Original Agreement”), providing for the registration for resale of the Initial Shares and, when and if issued, the Milestone Shares;
     WHEREAS, pursuant to Section 2(a) of the Original Agreement, on January 20, 2009 the Company filed with the Commission a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) covering the resale of the Initial Shares and, when and if issued, the Milestone Shares for an offering to be made on a continuous basis pursuant to Rule 415;
     WHEREAS, pursuant to letters from the Commission to the Company dated February 5, 2009, March 6, 2009 and April 6, 2009, the Commission indicated that the Milestone Shares that may be issued pursuant to the License Agreement may not be registered on the Form S-3 Registration Statement and that the Form S-3 Registration Statement must be amended to remove the Milestone Shares;
     WHEREAS, the Company and the Investor now desire to amend the Original Agreement as set forth herein; and
     WHEREAS, the Original Agreement provides that an amendment of the Original Agreement may be effected by the written consent of the Company and the Investor.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

     1. Definitions.
The following definitions are hereby amended in their entirety to read as follows:
“Effective Deadline” means April 30, 2009.
“Effectiveness Period” means the earlier of (i) such time as all of the Registrable Securities covered by the applicable Registration Statement have been publicly sold by the Holders or (ii) the date that all Registrable Securities covered by the applicable Registration Statement may be sold by all the Holders without volume or manner of sale restrictions pursuant to Rule 144.
The following definitions are hereby inserted into Section 1 of the Original Agreement:
“Initial Registration Statement” means a registration statement of the Company filed under the Securities Act that covers the resale of any of the Initial Shares that are Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Initial Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Initial Registration Statements.
“Milestone Closing” has the meaning set forth in the Issuance Agreement.
“Subsequent Effectiveness Deadline” means the date that is the earlier of (i) 45 calendar days after the relevant Subsequent Filing Deadline (or, in the event the Commission reviews and has written comments to the Subsequent Registration Statement, the date that is 75 calendar days after the relevant Subsequent Filing Deadline) and (ii) the final day of the applicable Milestone Restricted Period (as defined in the Issuance Agreement); provided, however, that if the Subsequent Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Subsequent Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.
“Subsequent Filing Deadline” means the date on which the Company files with the Commission its first periodic report on Form 10-Q or Form 10-K, as applicable, following the date that is 45 calendar days after the relevant Milestone Closing; provided, however, that if the Subsequent Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Subsequent Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.
“Subsequent Registration Statement” means a registration statement of the Company filed under the Securities Act that covers the resale of any of the Milestone Shares that are Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Subsequent

Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Subsequent Registration Statements.
     2. Registration. Section 2 of the Original Agreement is hereby amended in its entirety to read as follows:
     “(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission an Initial Registration Statement on Form S-3 covering the resale of the Initial Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Initial Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Initial Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act and as consented to by the Investor).
     (b) The Company shall use its best efforts to cause the Initial Registration Statement to be declared effective by the Commission no later than the Effectiveness Deadline. Thereafter, the Company shall use its best efforts to keep the Initial Registration Statement continuously effective under the Securities Act until the Effectiveness Period applicable to such Initial Registration Statement. The Company shall promptly notify the Investor via facsimile or electronic mail of the effectiveness of the Initial Registration Statement on or before the second Trading Day after the date that the Company telephonically confirms effectiveness with the Commission.
     (c) On or prior to each Subsequent Filing Deadline, the Company shall prepare and file with the Commission a Subsequent Registration Statement on Form S-3 covering the resale of up to the number of Milestone Shares equal to the Milestone Payment then due for an offering to be made on a continuous basis pursuant to Rule 415. Such Subsequent Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Milestone Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act and as consented to by the Investor).
     (d) The Company shall use its best efforts to cause each Subsequent Registration Statement to be declared effective by the Commission no later than the Subsequent Effectiveness Deadline. Thereafter, the Company shall use its best efforts to keep each Subsequent Registration Statement continuously effective under the Securities Act until the Effectiveness Period applicable to such Subsequent Registration Statement. The Company shall promptly notify the Investor via facsimile or electronic mail of the effectiveness of each Subsequent Registration Statement on or before the second Trading Day after the date that the Company telephonically confirms effectiveness with the Commission.

     (e) At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify the Investor of the information the Company requires from the Investor, which shall be completed and delivered to the Company promptly upon request and, in any event, within three (3) Trading Days prior to the applicable anticipated filing date. Investor further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless it has returned to the Company a response to any requests for information as described in the previous sentence. Investor acknowledges and agrees that the information as described in this Section 2(e) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.”
     3. Effectiveness of Amendment. In accordance with Section 6(d) of the Original agreement, this Amendment is effective when signed by the Company and the Investor.
     4. No other waivers; modifications. Except as otherwise expressly provided in this Amendment, no other portion, section or provision of the Original Agreement is waived or amended and the Original Agreement shall continue in full force and effect, in accordance with its terms.
     5. Execution and Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Issuance Agreement.
     7. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.
     8. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

COSMO TECHNOLOGIES LIMITED
By:	/s/ Giuseppe Cipriano
	Name:	Giuseppe Cipriano
	Title:	Director

[Signature Page To Amendment No. 1 To Registration Rights Agreement]